Exhibit 3.62

Stabs of Delaware
Secretary of State
Division of Corporations
Delivered 10:18 AM 12/15/2010
FILED 10:18 AM 12/15/2010
SRV 101190643—3069163 FILE
State of Delaware
Certificate of Correction
of a Limited Liability Company
to be filed pursuant to Section 18-211 (a)
1. The name of the Limited Liability Company is:
PBM HOLDINGS, LLC
2. That a Certificate of FORMATION was filed by the Secretary of State of Delaware on 11/22/2010 and that said Certificate requires correction as permitted by Section 18-21 1 of the Limited Liability Company Act.
3. The inaccuracy or defect of said Certificate is: (must give specific reason)
The definition of the effective time of formation was omitted from the Certificate of Formation.
4. The Certificate is hereby corrected to read as follows:
The effective time of formation of the Limited Liability Company is 5:00 PM Eastern Standard Time on November 26, 2010.
IN WITNESS WHERE OF, the undersigned have executed this is Certificate on the 14th day of December 2010
By:
/s/ Todd w. Kingma
Authorized Person
Name: Todd w. Kingma
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:18 AM 12/15/2010
FILED 10:18 AM 12/15/2010
SRV 101190630—3069163 FILE
State of Delaware
Certificate of Correction
of a Limited Liability Company
to be filed pursuant to Section 18-211(a)
1. The name of the Limited Liability Company is:
PBM HOLDINGS, LLC
2. That a Certificate of CONVERSION was filed by the Secretary of Slate of Delaware on 11/22/2010 and that said Certificate requires correction at permitted by Section 18-211of the Limited Liability Company Act.
3. The inaccuracy of dcftct of said Certificate is: (must give specific reason)
The definition of the effective time of the conversion was omitted from the Certificate of Conversion.
4. The Certificate b hereby corrected to read as follows:
The effective time of the conversion of the Corporation to ft Limited Liability Company is 5:00 PM Eastern Standard Time on November 26, 2010.
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 14th day of December A.D. 2010.
By:
/s/ Todd W. Kingma
Authorized Person
Name:
Todd W. Kingma
Print or Type

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Corporation first formed is Delaware.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)	The date the corporation first formed is June 30, 1999.

4.)	The name of the Corporation immediately prior to filing this Certificate is PBM HOLDINGS, INC..

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is PBM HOLDINGS, LLC..

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 28th day of October, A.D. 2010.

By:	/s/ Todd W. Kingma
Authorized Person

Name:	Todd W. Kingma
Print or Type

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is PBM HOLDINGS, LLC

•	Second: The address of its registered office in the State of Delaware is 2711 CENTERVILLE RD #400 in the City of WILMINGTON Zip Code 19808.

The name of its Registered agent at such address is CORPORATION SERVICE COMPANY.

•	Third: (Insert any other matters the members determine to include herein.)

In Witness Whereof the undersigned have executed this Certificate of Formation this 28th day of October, 2010.

By:	/s/ Todd W. Kingma
Authorized Person(s)

Name:	Todd W. Kingma
Typed or Printed